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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                               COMCAST CORPORATION
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             (Exact Name of Registrant as Specified in its Charter)

             Pennsylvania                                 23-1709202
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(State of Incorporation or Organization)      (IRS Employer Identification No.)

                               1500 Market Street
                      Philadelphia, Pennsylvania 19102-2148
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                    (Address of Principal Executive Offices)

      If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), please check the following box. [X]

      If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), please check the following box. [ ]


      Securities Act registration number to which this form relates:

                                                                    333-81391
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                                                                 (if applicable)


      Securities to be registered pursuant to Section 12(b) of the Act:


             Title of each class          Name of each exchange on which each
             to be so registered               class is to be registered
             -------------------          -----------------------------------
       2.0% Exchangeable Subordinated           New York Stock Exchange
             Debentures due 2029

                Securities to be registered pursuant to Section 12(g) of the
                Act:

                                      NONE

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Item 1. Description of Registrant's Securities to be Registered.

      A description of the Registrant's 2.0% Exchangeable Subordinated Debentures due 2029 to be registered hereby is contained in the section captioned "Description of Zones" set forth in the Registrant's prospectus supplement filed on October 13, 1999 under Rule 424(b) of the Securities Act of 1933, as amended, with reference to the Registrant's Registration Statement on Form S-3 (Registration No. 333-81391), and is hereby incorporated herein by reference.

Item 2. Exhibits.

      None.

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                                    SIGNATURE

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

      Dated: November 15, 1999

                                            COMCAST CORPORATION

                                            By: /s/ William E. Dordelman
                                                -------------------------------
                                                Name:  William E. Dordelman
                                                Title: Vice President - Finance


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